Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Bancorp Connecticut, Inc., which is incorporated by reference in Bancorp Connecticut's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
March 21, 2002